 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 , PRE EFFECTIVE AMENDMENT NO. 1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIXFI INC.
(Exact name of registrant as specified in its charter)

Nevada	7389	46-4724127
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

 6517 Palatine North
Seattle, WA 98103
Phone:  206-395-3549
(Address, including zip code, and telephone number,
Including area code, of registrant's principal executive offices)

James B. Parsons
Parsons/Burnett/Bjordahl/Hume, LLP
1850 Skyline Tower, 10900 NE 4th Street
Bellevue, WA 98004
Phone: (425) 451-8036 Fax: (425) 451-8568
 (Name, address, including zip code, and telephone number,
Including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [   ]                                                                                                                              Accelerated filer [  ]
Non-accelerated filer   [   ] (Do not check if a smaller reporting company)                                                                                                                                                                          Smaller Reporting Company [x]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
		(2)	(3)	(1)
Common Stock $0.001 par value to be sold by selling shareholders	975,000	$0.02	$19,500	$2.51
Common Stock $0.001 par value to be sold by the Company	5,000,000	$0.02	$100,000	$12.88
Total	5,975,000	$0.02	$119,500	$15.39

(1) Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.002 per share for 5,000,000 shares to an officer and director.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS
TIXFI INC
5,975,000 Shares of Common Stock
$0.02 per share

Date of Prospectus: Subject to Completion

Prior to this Offering, no public market has existed for the common stock of Tixfi Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the Bulletin Board.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering.  We are registering a total of 5,975,000 shares of our common stock.  Of the shares being registered, 975,000 are being registered for sale by the selling shareholders, and 5,000,000 are being registered for sale by the Company.  The offering is being made on a self-underwritten, "best efforts" basis.  There is no minimum number of shares required to be purchased by each investor.  The shares will be sold on our behalf by our officers, Scott Abraham and Paula Martin.  They will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.02 for the duration of the Offering.  Assuming all shares being offered by the Company are sold, the Company will receive $100,000 in net proceeds.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that this Offering will successfully raise enough funds to institute its business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.  The Company will not place funds from investors into an escrow account.  All funds received will be immediately available to the Company.

The selling shareholders will sell their shares at a price per share of $0.02 for the duration of this Offering, or until such time as they are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.  We will not receive any proceeds from the sale of the 975,000 shares sold by the selling shareholders.  If all shares being offered by the selling shareholders are sold, shareholders will receive an aggregate $19,500.  This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this Prospectus.

The shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

Tixfi Inc. is a development stage company and currently has minimal business operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for Tixfi Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

Until _____, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", "Tixfi", and "Company" are to Tixfi Inc.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Tixfi Inc. was incorporated in the State of Nevada on January 27, 2014.  Tixfi is a development stage company that intends to establish itself as a branded online source that provides a service for buyers and sellers of tickets for concerts, sporting events and other live entertainment events using the following methods:

1.	First, the Company will buy and resell tickets to end users.

2.
Second, it plans to establish itself as a n online brand that provides a ticket exchange service using its website for buyers and sellers of tickets for concerts, sporting events and other live entertainment events.

3.	Third, it plans to offer sellers the option to sell their event tickets by auction, with buyers bidding to win the auction.

The C ompany believes it will be able to deliver a service to both buyers and sellers of event tickets. Sellers will have the option to sell their event tickets either as a direct sell with a fixed price or by auction, with buyers bidding to win the auction.  For each transaction, a commission of 8% from the seller will apply, and a fee of 10% from the buyer (this applies to both fixed and auction sales). For the fixed sales, sellers will post their available tickets at any price they want.  For the auction sales, sellers have the option to set the buying price with or without a reserve price.  There is no fee for sellers or buyers to register with the website.
The Company currently has a monthly burn rate of approximately $5,000.  The Company currently has $19,000 in cash on hand as at August 15, 2014.

We estimate we will require a minimum of $50,000 to provide sufficient capital to fully develop our business plan.  The amount of funds necessary may not be fully obtained from the offering cannot be predicted with any certainty and may exceed any estimates we set forth.

Tixfi's business and corporate address is 6517 Palatine North, Seattle, WA 98103.  Our telephone number is 206-395-3549 and our registered agent for service of process is Corporate Direct, 2248 Meridian Boulevard, Minden, Nevada, 89423.  Our fiscal year end is February 28.

The Company will utilize a virtual workplace (officers and independent contractors will primarily work from their residences eliminating their need for permanent offices).  Because all the work can be done via the internet and telephone, there is no need to have a dedicated office space.  As such, the Company's physical and mailing address is the home of the President and is provided at no cost to the Company.   At this time, we do not intend to find office space to rent during the development stage of the company.

We received our initial funding of $10,000 through the sale of common stock to our officers and directors.  Scott Abraham purchased a total of 5,000,000 shares of our common stock at $0.002 per share, 2,500,000 on January 27, 2014, and 2,500,000 shares on February 19, 2014, for a total investment of $10,000.  Our financial statements from inception (January 27, 2014) through the period ended May 31 , 2014, report  revenues of $7,399  and a net loss of $ 4,900 .

This is our initial public offering.  We are registering a total of 5,975,000 shares of our common stock.  Of the shares being registered, 975,000 are being registered for sale by the selling shareholders, and 5,000,000 are being registered for sale by the Company.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.02 for the duration of the Offering.  From April 2014 to May 2014, the Company sold 975,000 shares to 17 nonaffiliated shareholders at $0.02 per share for total proceeds of $19,500. The selling shareholders will sell their shares at a price per share of $0.02 for the duration of this Offering.

We will not receive any proceeds from the sale of any of the 975,000 shares offered by the selling shareholders.  The selling shareholders offering will terminate on the earlier of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this Prospectus. We will be selling the 5,000,000 shares of common stock we are offering as a self-underwritten offering.  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.  This Offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the date of the Prospectus, unless extended an additional 90 days by our board of directors.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•
an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

•	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, Tixfi is exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering,

•	the first fiscal year after our annual gross revenues are $1 billion or more,

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered	5,975,000 shares of common stock: 5,000,000 shares which we are offering, and 975,000 shares which are being offered by the selling shareholders. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this Prospectus. This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days

Price per share	The selling shareholders will sell their shares at a fixed price per share of $0.02 for the duration of this Offering or until such time as they are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.02 for the duration of the Offering.

Securities Issued and	5,975,000 shares of common stock are issued and outstanding
Outstanding	before the offering and 10,975,000 shares will be outstanding after the Offering, assuming all shares are sold. However, if only 75%, 50% or 25% of the shares being offered are sold, there will be 9,725,000, 8,475,000 or 7,225,000 shares outstanding, respectively.

Offering Proceeds	The Company will receive $100,000 from the sale of shares being offering by the Company, assuming 100% of the shares being sold. However, if only 75%, 50% or 25% of the shares being offered are sold, the proceeds will be $75,000, $50,000 or $25,000, respectively. The Company will not receive any funds from the sale of shares by the selling shareholders. Selling shareholders will receive $19,500 for shares sold under this Offering, assuming all offered shares are sold.

Registration costs	We estimate our total offering registration costs to be $12,300. If we experience a shortage of funds prior to funding, our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officers and directors will own 45.56% of our common stock.  However, if only 75%, 50% or 25% of the Shares in this Offering are sold, our executive officers and directors will own 51.41%, 59%, 69.20%, respectively.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company

Risks Associated With Tixfi Inc.:

Our independent auditors have issued an audit opinion for Tixfi which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on January 27, 2014, and we have not fully developed our proposed business operations and have realized nominal revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to May 31 , 2014, was $ 4,900 , of which approximately $ 6,126 is for professional fees in connection with this Offering.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	Completion of this Offering,
•	Our ability to attract sufficient customers (buyers and sellers) who will use our services,
•	Our ability to generate sufficient revenue through the commissions and fees generated from our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues.  We cannot guarantee that we will be successful in generating sufficient revenues in the future.  In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

A crucial part of our business plan is to develop an online auction system which will be created and developed by independent contractors with no long-term agreement or contract to maintain or manage it once it is operational and, thus, our Company may be ill-equipped to deal with any potential problems arising in the online auction system after implementation which could harm our business.  We have not yet selected a developer and no development has yet occurred.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought.  However, our directors have indicated a willingness to loan funds as needed during the start-up phase of our operations to cover any short-fall in funds required to pay for offering costs, filing fees, and correspondence with our shareholders.  However, our directors have not guaranteed any loans to cover a shortfall in funds should this offering fail.  As a result, we do not have an alternate source of funds should we fail to complete this Offering.  If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;
2.   continue to seek alternative and acceptable sources of capital; or
3.   bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

Our current officers and directors may set salaries and perquisites in the future, which the Company is unable to support with its current assets.

While they are reimbursed for out-of-pocket expenses, our current officers and directors are not taking a salary.  They have verbally indicated their willingness to perform their duties without immediate compensation.  However, there is no written agreement, and the officers and directors may decide to award themselves a salary and other benefits.  The Company does not currently generate sufficient revenues to pay salaries and perquisites, and there is no guarantee that  it will be able to do so in the near future.  We do not have sufficient funds available, and will not generate sufficient funds under the Offering to fully implement our current plan of operations, and will be unable to support any salaries or other benefits for management. Any failure to be able to pay salaries in the future may cause us to cease operations.

There is an extremely low barrier to entry in the online ticket sales market; additionally, the internet has made it much easier for buyers to find deals on more recognizable sites such as Ticketmaster, Stubhub and Craigslist.

Barrier to entry in the industry is extremely low and there are many competitors.  Tixfi intends to establish itself as a competitive company in the online event tickets market.  Tixfi's main competitors will be businesses offering similar services. As a small company compared to some of our competitors, they have significantly greater financial and marketing resources than do we. They may have a greater advantage to negotiate higher commissions because of their more recognizable brand. There are no assurances that our efforts to compete in the marketplace will be successful.
We conduct our business exclusively online.  As such, we are subject to certain online security risks.
Our business will be conducted on-line through our website.  Sensitive and private information may be transmitted through our website or through third-parties who process credit card payments.  We would be responsible for certain third parties under the rules and regulations established by the payment networks, such as Visa, MasterCard, Discover and American Express and debit networks. These third parties include merchants and other third-party service providers and agents. We and other third parties collect, process, store and/or transmit sensitive data, such as names, addresses, social security numbers, credit or debit card numbers and expiration dates, driver's license numbers and bank account numbers. We have ultimate liability to the payment networks and our bank sponsors that register us with Visa or MasterCard for our failure or the failure of third parties with whom we may contract to protect this data in accordance with payment network requirements. The loss, destruction or unauthorized modification of merchant or cardholder data by us or our third parties with whom we may contract could result in significant fines, sanctions and proceedings or actions against us by the payment networks, governmental bodies, consumers or others, which could have a material adverse effect on our business, financial condition and results of operations.
Threats may derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. For example, certain of our employees have access to sensitive data that could be used to commit identity theft or fraud. Concerns about security are increased when we transmit information electronically because such transmissions can be subject to attack, interception or loss. Also, computer viruses can be distributed and spread rapidly over the Internet and could infiltrate our systems or those of third parties. Denial of service or other attacks could be launched against us for a variety of purposes, including interfering with our services or to create a diversion for other malicious activities. These types of actions and attacks and others could disrupt our delivery of services or make them unavailable. Any such actions or attacks against us or third parties could hurt our reputation, force us to incur significant expenses in remediating the resulting impacts, expose us to uninsured liability, result in the loss of our bank sponsors or our ability to participate in the payment networks, subject us to lawsuits, fines or sanctions, distract our management or increase our costs of doing business.
We and third parties with whom we may contract could be subject to breaches of security by hackers. Our encryption of data and other protective measures may not prevent unauthorized access to or use of sensitive data. A breach of a system may subject us to material losses or liability, including payment network fines, assessments and claims for unauthorized purchases with misappropriated credit, debit or card information, impersonation or other similar fraud claims. A misuse of such data or a cybersecurity breach could harm our reputation and deter merchants from using electronic payments generally and our services specifically, thus reducing our revenue. In addition, any such misuse or breach could cause us to incur costs to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits, result in the imposition of material penalties and fines under state and federal laws or by the payment networks. A significant cybersecurity breach of our systems or communications could result in payment networks prohibiting us from processing transactions on their networks or the loss of bank sponsors that facilitate our participation in the payment networks, either of which could materially impede our ability to conduct business.
We cannot guarantee that any measures we take to protect ourselves and our clients will prevent the unauthorized use, modification, destruction or disclosure of data or allow us to seek reimbursement from the contracted party. Any unauthorized use, modification, destruction or disclosure of data could result in protracted and costly litigation, which could have a material adverse effect on our business, financial condition and results of operations.
Any significant unauthorized disclosure of sensitive data entrusted to us would cause significant damage to our reputation, and impair our ability to attract new integrated technology and referral partners, and may cause parties with whom we already have such agreements to terminate them.

We possess minimal capital, which may severely restrict our ability to develop our services.  If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services.  We feel we require a minimum of $50,000 to provide sufficient capital to fully development our business plan.  Our business plan contemplates the development of a website and auction system.  Our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business.  Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations, which could result in investors losing some or all of their investment in the Company.

If only 25% of the offering is sold we will only have enough funds to allocate $8,000 for ticket inventory, $1,000 to advertising and marketing, $1,000 to website development and no funds to develop the auction feature, which would seriously hinder the development of our business and the ability to generate revenues.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  We will also pay minimal office and miscellaneous expenses, and then any leftover funds will be applied to the design and development of our website as ticket inventory, but we will be unable to allocate any funds to our auction system.  Based on raising only 25% or $25,000, we will allocate only $1,000 to development of our website and only $8,000 for ticket inventory.  We would also only allocate $1,000 to advertising and marketing.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

Because Scott Abraham and Paula Martin (our officers and directors) have other outside business activities and interests, they  will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and interests and will only be devoting between 20-60% of their time, or 8-24 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Abraham and Ms. Paula Martin .  Mr. Abraham will devote 60%, or up to 24 hours per week to the business and 16 hours per week to his other business activities. Paula Martin will devote 20%, or up to 8 hours per week to the business and the balance of her time will be spent travelling. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

Because management has limited experience in managing the online sales of event tickets, our business has a higher risk of failure.

Our officers and directors have limited business experience in managing the online sales of event tickets.  Additionally, our principal executive officer and principal financial officer have no experience running a public company.  Consequently, management's decisions and choices may not be well thought out, and we may be unable to contract adequately experienced personal to assist in product development, and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

We are dependent upon our current officers.

We currently are managed by two officers and we are entirely dependent upon them in order to conduct our operations.  If they should resign or die, there will be no one to run Tixfi, Inc., and the company has no Key Man insurance.  If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our business model requires the use of outside personnel, who may not be available when needed.

The Company seeks to grow its business in the online sales of event tickets, while maintaining a low cost of operations.  The Company will not retain any employees, and instead hire a group of independent contractors on an as needed basis.  If we are unable to hire the required talent, it may have a negative effect on our ability to implement our business plan.  In such an event, we may be required to change our business plan or curtail or delay implementation of some, or all, of our business plan.

Our controlling stockholder has significant influence over the Company.

As of August 15 , 2014, Scott Abraham, the Company's Chief Executive Officer, owns 83.68% of the outstanding common stock, which becomes 45.56% if all of the shares offered are sold.  As a result, Mr. Abraham possesses significant influence over our affairs.  His stock ownership and relationships with members of our board of directors, of which Mr. Abraham is one of only two, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Minority shareholders of Tixfi will be unable to affect the outcome of stockholder voting as long as Mr. Abraham retains a controlling interest.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only two directors, who are our principal executive officer and secretary. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audits. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our principal executive officer's decisions and activities, and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.
Our auditors have issued an unqualified opinion on our financial statements with a "going concern" paragraph.

Our independent auditors include in their report to our financial statements expressing that certain matters regarding the company raise substantial doubt as to our ability to continue as a going concern. Note 3 to the February 28, 2014 financial statements states that we have accrued net losses of $923 for the period from our inception on January 27, 2014, to February 28, 2014 ($4,900 for the period from inception to May 31, 2014). Also,  our revenues to May 31, 2014 are $7,399. We only began generating revenues in our most recently completed fiscal quarter.  Our future is dependent upon our ability to obtain financing and upon future profitable operations in development of our business.  Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment.

We require minimum funding of approximately $50,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from our officers and directors who have informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  However, they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing.

Risks Associated With This Offering

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through February 28, 2015, including a Form 10-K for the year ended February 28, 2015, assuming this registration statement is declared effective before that date. At or prior to February 28, 2015, we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on February 28, 2015. If we do not file a registration statement on Form 8-A at or prior to February 28, 2015, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this Offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this Offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a "best-efforts" basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions.  They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares.  Unless they are successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Since there is no minimum for our Offering, if only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

If our registration statement is declared effective, we will be subject to reporting requirements and we currently do not have sufficient capital to maintain this reporting status with the SEC.

If our registration statement is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this Offering as soon as the funds have been received, and will retain broad discretion in the allocation of the net proceeds of this Offering. The precise amounts and timing of the Company's use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company's business strategy and accomplish the Company's objectives. Accordingly, the Company's business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Tixfi or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature, and investors could lose some or all of their investment in the Company.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an "emerging growth company" under the JOBS Act Of 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company," and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company" , we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $12,300 cost of this Registration Statement to be paid from our cash on hand.  As of August 15, 2014 we currently have $19,000 cash on hand.  Should the Company experience a shortfall in paying the registration statement costs, our officers have indicated they will loan funds to cover these offering expenses.  There is no formal agreement in place.   Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $15,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

One officer and director currently owns 83.68% of the issued and outstanding stock and will continue to control at least 45.56% of the Company`s issued and outstanding common stock after this Offering assuming all the shares being offered by the Company are sold.

Presently, one of the Company's officers and directors owns 5,000,000 (83.68%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by Tixfi shareholders, including the election of directors.  Because there is no minimum amount required to be raised under this Offering, there is no guarantee that our current Shareholders, officers and directors will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering.  Even if our current officers and directors do own less than a majority of our issued and outstanding shares of common stock following this Offering, they may still remain the single largest beneficial owner of our issued and outstanding shares of common stock.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Our directors and officers will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  Their interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our future results may vary significantly in the future which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from an investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock listed on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not likely be traded.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this Offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state, or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering. If we have less than 300 record shareholders, and have not filed a registration pursuant to 8A of the Exchange Act, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this Offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

USE OF PROCEEDS

The following table details the Company's intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that $100,000 (100%), 75,000 (75%) $50,000 (50%), or $25,000 (25%) of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	100%	75%	50%	25%
Professional Fees	$15,000	15,000	$15,000	$15,000
Website Design and Development	12,500	12,500	5,000	1,000
Ticket Inventory	25,000	21,500	15,000	7,500
Advertising and Marketing	10,500	10,000	6,500	1,000
Design and Development of Auction System	12,000	12,000	7,500	0
Office and Miscellaneous Expenses	4,000	4,000	1,000	500
Working Capital	21,000	-	-	-
Total	$100,000	$75,000	$50,000	$25,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the company.

Website Design and Development: Pertains to the payments that will be made to design and develop our website.

Ticket Inventory: Pertains to the cost of purchasing event tickets for sporting, music and other events that we will in turn resell.

Advertising and Marketing: Pertains to the cost of advertising and marketing our services.

Design and Development of Auction System: Pertains to the design and development of our auction system that will be used as part of our business.

Office and Miscellaneous Expenses: These are the costs of operating our home office including telephone services, mail, stationary, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our home office.

Working Capital: Pertains to the funds allocated to general working capital.

There is no assurance that we will be able to raise the entire $100,000 with this Offering.  Therefore, the following details how we will use the proceeds if we raise only 75%, 50% or 25% of this Offering:

If only 75% of this Offering is sold, Tixfi estimates that this would provide sufficient capital to commence with full operations and development of the business plan.  We would still be able allocate the full $12,500 to fully develop the website and $12,000 for the design and development of the auction system, but we would only be able to spend $21,500 on ticket inventory and $10,000 for advertising and marketing.  We would be unable to allocate any funds to general working capital should we be over budget in any area, or should our revenues not meet our expectations.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If only 50% of this Offering is sold, Tixfi estimates that this would provide sufficient capital to commence with operation and development of the business plan, but we would only be able to spend $5,000 for website design and development, only $15,000 to send on inventory and only $6,500 to spend on advertising and marketing our services. We would only be able to spend $7,500 on the design and development of the auction system.  We would be unable to allocate any funds to general working capital should we be over budget in any area, or should our revenues not meet our expectations.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If only 25% of the Offering is sold, we would still incur expected professional (legal and accounting) fees of $15,000 which will have to be paid to maintain reporting status during the next 12 months.  We will also pay minimal office and miscellaneous expenses, and then any leftover funds will be applied to the design and development of our website as ticket inventory, but we will be unable to allocated any funds to our auction system.  Based on raising only 25% or $25,000, we will allocate only $1,000 to development of our website and only $8,000 for ticket inventory.  We would also only allocate $1,000 to advertising and marketing.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

If we do not raise sufficient funds to cover professional fees, estimated to be $15,000 for the first 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB quotation.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of May 31 , 2014, the net tangible book value of our shares of common stock was approximately $ 24,600 or approximately $ 0.004 per share based upon 5,975,000 shares outstanding.

	100% (5,000,000 Shares)	75% (3,750,000 Shares)	50% (2,500,000 Shares)	25% (1,250,000 Shares)
Net Tangible Book Value Per Share Prior to Stock Sale	0.001	0.001	0.001	0.001
Net Tangible Book Value Per Share After Stock Sale	0.010	0.008	0.007	0.005
Increase in net book value per share due to stock sale	0.009	0.007	0.006	0.004
Dilution (subscription price of $0.02 less NBV per share) to purchasing shareholders	(0.010)	(0.012)	(0.013)	(0.015)

SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering 975,000 shares of the common stock offered through this Prospectus.  The shares were sold between April and May 2014, under an offering exempt from registration under the Securities Act of 1933 as provided in Rule 506 under Regulation D as promulgated by the SEC. This offering met the requirements of Rule 506 in that (a) the Shares were sold to accredited investors or not more than 35 unaccredited investors; (b) the disclosure requirements of Rule 502(b) were met; and (c) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The following table provides as of August 15 , 2014, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this Offering;
2.	The total number of shares that are to be offered for each;
3.	The total number of shares that will be owned by each upon completion of the Offering;
4.	The percentage owned by each; and
5.	The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. None of the selling shareholders is a spouse or minor child of another shareholder.  In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this Prospectus and do not purchase additional shares of common stock.  The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 5,975,000 shares outstanding as of the date of this Prospectus.

	Shares	Total of	Total	Percent
Name of	Owned Prior	Shares	Shares	Owned
Selling	To This	Offered	After	After
Shareholder	Offering	For Sale	Offering	Offering

Allison Steiner	25,000	25,000	0	0
Barbara Steiner	50,000	50,000	0	0
Chad Fisher	25,000	25,000	0	0
Charles Stalnaker	25,000	25,000	0	0
Crystal Cook	25,000	25,000	0	0
Cynthia Vergo	50,000	50,000	0	0
Emily Green	50,000	50,000	0	0
James Dollar	50,000	50,000	0	0
John Stalnaker	25,000	25,000	0	0
Lois Vergo	50,000	50,000	0	0
Rose LaCour	75,000	75,000	0	0
Rosary Scarborough	25,000	25,000	0	0
William Bone	50,000	50,000	0	0
Amber-Dawn Bear Robe	250,000	250,000	0	0
Jeffrey Myers	100,000	100,000	0	0
Theodore Carpenter	50,000	50,000	0	0
Thomas Patrick Graff	50,000	50,000	0	0

To our knowledge, none of the selling shareholders:

1.	Has had a material relationship with the Company or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
2.	Are broker-dealers or affiliates of broker dealers; or
3.	Has ever been an officer or director of Tixfi Inc.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten ("best-efforts") Offering.  This Prospectus is part of a prospectus that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Scott Abraham and Paula Martin, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.
Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.
Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this Offering.

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.            on such public markets or exchanges as the common stock may from time to time be trading;
2.            in privately negotiated transactions; or
3.            in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.02.  The price of $0.02 per share is a fixed price for the duration of the offering or until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this Prospectus.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  The Company will apply to have its shares of common stock listed on the OTC Bulletin Board immediately after the date of this Prospectus.  We anticipate once the shares are quoted on the OTC Bulletin Board, the selling shareholders will sell their shares directly into any market created.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer's fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  The selling shareholders, and any broker-dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company's common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock".  For the purposes relevant to the Company, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares will be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders will be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.02 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this Prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 5,000,000 shares of common stock we are offering as a self-underwritten Offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to "Tixfi, Inc.".

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001.
Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  Reference is made to the Company's Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this Offering is completed (assuming the entire 5,000,000 shares are sold), the present stockholders will own 54.44% of our outstanding shares and the purchasers in this Offering will own 45.56%.  If 75%, 50% or 25% (3,750,000, 2,500,000 or 1,250,000) shares are sold, the present stockholders will own 61.44%, 70.50% or 82.70% of our outstanding shares, respectively and the purchasers in this Offering will own 38.56%, 29.50% or 17.30%, respectively.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the period from inception (January 27, 2014) through February 28, 2014, and our unaudited statements for the period from inception (January 27, 2014) through May 31, 2014, are included in this Prospectus.  Sadler, Gibb & Associates LLC, 2455 East Parleys Way, Suite 320, Salt Lake City, Utah 84109, has audited our February 28, 2014, statements.  We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.
Parsons/Burnett/Bjordhal/Hume, LLP, 1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004 has passed upon the validity of the Shares being offered and certain other legal matters and is representing us in connection with this Offering.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

Tixfi, Inc. was incorporated in the State of Nevada on January 27, 2014, and our fiscal year end is February 28.  The company's administrative address is 6517 Palatine North, Seattle, WA 98103. The telephone number is 206-395-3549.

Tixfi, Inc. has nominal revenues to date, and has only limited cash on hand.  We have sustained losses since inception and have relied solely upon the sale of our securities for funding.  Our revenues from inception (January 27, 2014)  to May 31, 2014, are $7,399 and our losses since inception to May 31, 2014, are $4,900.

Tixfi has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  Tixfi, its directors, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

Tixfi, Inc. plans to derive its revenues from three separate services.
1.
First, the Company will buy and resell tickets to end users.  The Company will buy tickets from ticketmaster.com, stubhub.com, and individuals from craiglists.com.  The Company will then try to resell these tickets for a profit on ticketmaster.com, stubhub.com, to individuals on craigslist.com and on our website www.tixfi.com, which will offer sellers tickets categorized by event, location and type.   Types of events include concerts, theatre, comedy acts and sporting events.

2.
Second, the Company plans to establish itself as a leading online brand that provides a service for buyers and sellers of tickets for concerts, sporting events and other live entertainment events. The Company believes we will be able to deliver a great service to both buyers and sellers of events tickets. Sellers will be able to sell their event tickets as a direct sale with a fixed price.  For each transaction, a commission of 8% from the seller will apply, and a fee of 10% from the buyer. For the fixed sales, sellers will post their available tickets at any price they want.  There is no fee for sellers or buyers to register with the website.

3.
Third, the Company plans to offer sellers the option to sell their event tickets by auction, with buyers bidding to win the auction.  Sellers will have the option to offer a set price, 'buy it now' (foregoing the bidding process), 'make offer' and setting 'reserve' prices.  For each transaction, a commission of 8% from the seller will apply, and a fee of 10% from the buyer.  There is no fee for sellers or buyers to register with the website.  Upon completion of the offering, the website's full functionality and auction system will be created and developed with an estimated launch approximately 4 months after the offering is completed.  We have allocated $24,500 if we raise either 75% or 100% of the offering to fully develop the website and auction feature.  However, if we only raise 50% or 25% of the offering we have allocated $12,500 and $1,000, respectively.

We believe that consumers (buyers and sellers), who are searching for events tickets will find our website with our services as a result of our internet marketing efforts, specifically social media marketing and search engine optimization marketing. The Company has begun development of its website and we will use proceeds of this Offering to fully develop the websites functionality.

We will advertise and market our business with a fully-optimized website, internet marketing such as pay-per-click, and social media marketing. Our competitors are generally larger companies with more assets and a larger advertising budget.  However, we believe that targeted internet marketing will allow us to attract buyers and sellers of events tickets.
Tixfi anticipates that it will take four months following commencement in order to complete this Offering, at which time we will begin final development of the website and begin to develop the online auction system. Scott Abraham is the president and chief officer of a ten year marketing business specializing in selling outdoor gear and clothing on Ebay and other internet sites. He has extensive experience in acquiring, presenting, and marketing to internet customers.  Because of his experience in online marketing, all internet marketing efforts will be done by him.  The only independent contractors hired will be to design and develop the website and the auction system.  There will be no long-term agreement or contract with the Independent Contractors to maintain or manage the website and auction system; this will be done in-house by Mr. Abraham and Ms. Martin.  Because there will be no long-term agreement with independent contractors to maintain and troubleshoot issues that may arise with the website and auction system, the officers may not be able to resolve any potential problems, which could negatively affect the business.
Status of Publicly Announced New Products or Services

Tixfi currently has no new publicly announced products or services.

Competitive Business Conditions and Strategy; Tixfi Position in the Industry

Barrier to entry in the industry is extremely low and there are many competitors.  Tixfi intends to establish itself as a competitive company in the online sales of events tickets.  Tixfi's main competitors will be online businesses offering similar services such as StubHub and Ticketmaster Entertainment. As a small company compared to some of our competitors, they have significantly greater financial and marketing resources. They may have a greater advantage to negotiate higher commissions because of their more recognizable brand. There are no assurances that our efforts to compete in the marketplace will be successful.

Talent Sources and Names of Principal Suppliers

Tixfi will hire independent contractors to design and develop our website, as well as our auction system.  We hope to receive enough commissions from buyers and sellers.  There are no guarantees that we will make enough profit to operate our business from operational cash flows.

Dependence on one or a few major Customers

Tixfi will be dependent on the website and internet marketing, including search engine optimization, paid advertising (such as Google Adwords) and social media marketing for finding customers.  Currently we have not yet acquired any customers, since our website is not designed and developed.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent, trademark, or product license.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state, or local regulation other than the requirement to have a business license for the area in which we conduct business.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

Number of Employees

Tixfi has no employees.  The officers and directors are donating their time to the development of the company, and intend to do whatever work is necessary in order to bring us to the point of earning revenues.  The officers and directors will spend between 8 and 24 hours per week on the business.  However, there are no written or oral agreements in place with the officers in which they have agreed to donate their time to the development of the Company.   We have no other employees, and do not foresee hiring any additional employees in the near future.  We will be engaging independent contractors to design and develop our website and auction system, and manage our Internet Marketing efforts.

Reports to Security Holders

Once this Offering is declared effective, Tixfi will voluntarily make available an annual report including audited financials on Form 10-K to security holders.  We will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports and other electronic information regarding Tixfi and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY
Tixfi's principal business and corporate address is 6517 Palatine Avenue North, Seattle, WA 98103; the telephone number is 206-395-3549.  The space is being provided by management on a rent free basis.  We have no intention of finding, in the near future, another office space to rent during the development stage of the company.
Tixfi does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Of the 5,975,000 shares of common stock outstanding as of August 15 , 2014, 5,000,000 were owned by Mr. Abraham and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have eighteen (18) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

After the date this Prospectus is declared effective, 5,975,000 of our outstanding shares of common stock will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has continuously owned shares for a six month holding period securities may sell the shares, provided the Company is current in its reporting obligations under the Exchange Act.  The shares owned by our officers and directors are considered control securities for the purpose of Rule 144.  As such, officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock.  Our officers and directors own 5,000,000 restricted shares, or 83.68% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

	Three Months Ended May 31, 2014	From Inception (January 27, 2014) to February 28, 2014	From Inception (January 27, 2014) to May 31, 2014

Total revenue	$7,399	$-		$7,399
Cost of Goods Sold	$6,086	$-		$6,086
Gross profit	$1,313	$-		$1,313
Total operating expenses	$5,290	$923		$6,213
Operating loss	$(3,977)	$(923)		$(4,900)
Net loss	$(3,977)	$(923)		$(4,900)
Net loss per common share: Basic and Diluted	$(0.00)	$(0.00)	$
Weighted average number of common shares outstanding: Basic and diluted	5,305,978	3,257,576

	Three Months Ended May 31, 2014	From Inception (January 27, 2014) to February 28, 2014	From Inception (January 27, 2014) to May 31, 2014
Cash used in operating activities	$(11,372)	$(5,000)	$(16,372)
Cash provided by financing activities	$19,500	$10,000	$29,500
Cash and cash equivalents on hand	$13,128	$5,000	$13,128

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Tixfi, Inc.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

We have generated  revenues of $ 7,399 since inception and have incurred $ 4,900 in expenses through May 31 , 2014.

The following table provides selected financial data about our company for the period ended May 31, 2014 and February 28, 2014.

Balance Sheet Data:	May 31, 2014	February 28, 2014
Cash	$13,128	$5,000
Inventory	$12,958	$-
Total assets	$29,661	$9,077
Total liabilities	$5,061	$-
Stockholders' equity	$24,600	$9,077

Our increase in cash of $8,128 can be attributed to proceeds from the issuance of common stock of $19,500 to unaffiliated investors.  Our increase in inventory can be attributed to the purchase of event tickets for resale.  Our liabilities increased $5,061 due to an increase in accounts payable due for the purchase of ticket inventory.

	Three Months Ended May 31, 2014	From Inception (January 27, 2014) to February 28, 2014	From Inception (January 27, 2014) to May 31, 2014
Revenue	$7,399	$-	$7,399
Cost of Goods Sold	6,086	-	6,086
Gross profit	1,313	-	1,313
Operating Expenses
Selling, general and administrative	87	-	87
Professional fees	5,203	923	6,126
Total Operating expenses	5,290	923	6,213
Operating loss	(3,977)	(923)	(4,900)
Net Loss	$(3,977)	$(923)	$(4,900)

Revenue

Our revenues are derived from resale of tickets for concerts, sporting and other entertainment events.  We earned revenues of $7,399 for the three months ended May 31, 2014 and since from inception (January 27, 2014) through May 31, 2014, respectively.  Our revenues commenced in May 2014.

Gross profit

Gross profit is the amount of subtracting our costs directly related to earning our revenue, which are our ticket costs. Our gross profit as a percentage of revenue was 18% for the three months ended May 31, 2014.  As our revenues commenced in May 2014, our gross profit is also 18% since inception on January 31, 2014 through May 31, 2014.  We do not have any history or other indicators to compare this return to and do not know if we will be able to continue at this rate of return.

Expenses

Operating expenses for the three month period ended May 31, 2014, was $5,290  and comprised of $5,203 for professional fees and $87 for selling, general, and administrative fees.  Our professional fees are our legal, accounting and other miscellaneous fees that are primarily relate to the costs of forming our company and filing this registration statement. Our professional fees since inception through May 31, 2014, were $6,126.

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word "believe," "anticipate," "expect" and word of similar import.  These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected.  The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements.  Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus.  Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.  The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses.  This is because we have generated only minimal revenues.   Accordingly, we must raise sufficient capital from sources.  Our only other source for cash at this time is investments by others and from the profits from the sales of event tickets.   We must raise cash to stay in business and expand our business plan .  In response to these problems, management intends to raise additional funds through public or private placement offerings.  At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

Tixfi is a development stage company that has minimal operations, minimal revenue, no financial backing and limited assets.  Our plan involves purchasing tickets and reselling then as well as to provide an online venue for sellers and buyers to sell and buy event tickets directly or through our auction system, both of which will require a commission.

If we receive a capital investment of $75,000 or the sale of 75% of this Offering, we will be able to design and develop our website fully with full functionality, which will require $12,500 to hire the designer and developer and $12,000 will be allocated to design and develop our auction system.  Our advertising and marketing budget of $10,000 will be used to set up Google Adwords advertising campaigns targeting people searching for an online venue to purchase and sell event tickets, as well as an SEO effort that includes hiring a writer for blogging, link-building and social media marketing campaigns.  We will purchase $21,500 in ticket inventory.  An additional $15,000 will be used for professional fees, which include fees for accounting and legal. $4,000 will be used for miscellaneous office expenses that are necessary to operate our business, such as phone service and internet service.

If we receive a capital investment of $50,000 or the sale of 50% of this Offering, we will be able to design and develop our website fully without full functionality, which will require $5,000 to hire the designer and developer and $7,500 will be allocated to design and develop our auction system.  Our advertising and marketing budget of $6,500 will be used to set up Google Adwords advertising campaigns targeting people searching for an online venue to purchase and sell event tickets, as well as an SEO effort that includes hiring a writer for blogging, link-building and social media marketing campaigns.  An additional $15,000 will be used for professional fees, which include fees to for accounting and legal. $1,000 will be used for miscellaneous office expenses that are necessary to operate our business, such as phone service and internet service.

If we receive a capital investment of $25,000 or the sale of 25% of this Offering, we will only be able to allocate $1,000 to design and develop our website without full functionality, and will be unable to allocate any funds to the development of our auction system.  We will be able to only allocate $8,000 for inventory and only $1,000 towards our advertising and marketing.  An additional $15,000 will be used for professional fees, which include fees to for accounting and legal. $500 will be used for miscellaneous office expenses that are necessary to operate our business, such as phone service and internet service.  We feel that if we only raise $25,000 we will be unable to develop the business enough to generate sufficient revenues for future operations.

However, in order to most effectively develop our business plan, we feel that the full $100,000 or 100% of this Offering is required. The timeline for each phase of development will be after completion of this Offering, and is as follows: We anticipate the completion of the website to take no longer than 6 to 8 weeks; up to 16 weeks for the auction system; Google Adwords advertising will commence after the completion of this Offering and will be ongoing, targeting consumers searching to buy or sell event tickets online; SEO and social media marketing campaigns will start immediately since those services will not be outsourced to contractors.

Following completion of our Offering, we will immediately finalize construction of our dedicated website (http://www.tixfi.com).  We have currently written the majority of the content for our website, as we are able to do so internally without incurring any costs.  We currently do not have funds available to contract out the development of the website structure and layout until we complete our offering and have budgeted funds to do so.  To date we have only registered the domain name www.tixfi.com.  For our Internet marketing efforts, the website content will be search-engine optimized ("SEO"), as well as outreaches (i.e., emailing) to partner sites and blogs that specialize in promoting events such as concerts, sporting events and various live entertainment to build website link exchanges; these are sites and blogs that specialize in promoting live events, driving traffic to our site. We will also utilize Search Engine Paid Advertising/ Google Adwords and social media marketing ("SMM") to disseminate our service to customers and market our services.

We will begin development of the auction system that will be a second source of sales and commissions after completion of our website.  We expect development to take approximately 16 weeks or 4 months.  We expect to allocate $12,000 for this auction system.

In the event that we are unable to raise sufficient funds from our Offering, we will endeavor to proceed with our plan of operations by locating alternative sources of financing.  Although there are no written agreements in place, additional financing may be available to us through contributions from the officers and directors of which they have the means.  While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments or specific understandings, either verbally or in writing, between the officers and directors.

During the first year of operations, our officers and directors will also provide their labor at no charge.  We do not anticipate hiring any staff during the first 12 months of operation, and will rely on the services of independent contractors for the design and development of our website and auction system.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs would be a minimum of $15,000 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements and this could have a significant impact on future operating costs.  The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to cover the completion of our Offering and purchase minimal ticket inventory for resale.  If we do not raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Limited Operating History; Need for Additional Capital

There is  limited historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have generated minimal revenues from operations.  Our revenues from inception to May 31, 2014 are $7,399 and our loss since inception to May 31, 2014 is $4,900.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of our Offering and purchase minimal ticket inventory for resale.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and TixFi.  During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash through revenues or from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months.  There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering.  We cannot guarantee that we will be able to sell all the shares.  If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our officers have agreed to advance funds as needed until the public offering is completed or sufficient shares have been sold to proceed with the development of the Company.   While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $10,000 through the sale of common stock to our officers and directors.  One of our officers and directors, Scott Abraham, purchased a total of 5,000,000 shares of our common stock at $0.002 for a total $10,000 , ( 2,500,000 shares on January 27, 2014, for $5,000 and 2,500,000 shares on February 19, 2014, for $5,000 ) .  Our financial statements from inception (January 27, 2014) through the period ended February 28, 2014, report no revenues and a net loss of $923.
During April 2014 and May 2014, the Company sold 975,000 shares to 17 nonaffiliated shareholders at $0.02 per share for total proceeds of $19,500.
Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering and purchase limited inventory for resale.  Currently we do not have sufficient capital to fund our business development.  Per the Use of Proceeds section, we are attempting to raise $100,000 from this Offering.  However, if we raise $75,000 or $50,000, we feel this is sufficient to develop the business for the next 12 months.  If we are only able to raise $25,000 from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees and minimal business development.  We feel we need to raise at least $15,000 to cover professional fees, office and miscellaneous expenses for the 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures",  which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the "Board") to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Scott Abraham 6517 Palatine N. Seattle, WA 98103	62	President, Chief Executive Officer (CEO), Chief Financial Officer (CFO), Treasurer, and Director

Paula Martin 6517 Palatine N. Seattle, WA 98103	69	Secretary and Director

Scott Abraham has held the position of Director since January 27, 2014, and the positions of President, CEO, CFO, treasurer since January 28, 2014.  He held the position of secretary from January 28, 2014, until May 1, 2014.  Paula Martin has held the position of Director and secretary since May 1, 2014.  The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.  The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Scott Abraham, the President and Director of the Company, currently devotes up to 24 hours per week to Company matters.  Paula Martin, our Secretary, currently devotes up to 8 hours per week to Company matters.  After receiving funding per our business plan, Mr. Abraham will continue to devote up 60% of his time (24 hours per week) to manage the affairs of the Company.  Paula Martin will continue to devote up to 20% (8 hours per week) of her time to manage the affairs of the Company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officers and Directors

Scott Abraham

Scott Abraham is self-employed for ten-years with an online marketing business, specializing in selling outdoor gear and clothing on Ebay and other internet sites. He has extensive experience in acquiring, presenting, and marketing to internet customers.  Mr. Abraham will continue to work part time (approximately 16 – 20 hours per week) for his online marketing business.

Paula Martin

Paula Martin is a retired nurse, working in home health, post-surgery recovery and radiology care for 20 years , from 1993 until her retirement June 7, 2013.  She received her B.S.N. in nursing from Northwestern State University in Natchitoches and Shreveport, Louisiana.  She has worked for Natchitoches Parish Hospital Home Health Care, Director of Professional Friends Home Health Care in West Monroe, Louisiana, and E.A. Conway Medical Center through LSU Health Sciences Center in Monroe, Louisiana. Ms. Martin was employed at E.A. Conway Medical Center when she retired where she worked for 15 years.  Ms. Martin does not currently hold any outside positions,  and does intend to hold any outside positions in the future.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the period from inception (January 27, 2014) to the period ended February 28, 2014, no compensation has been accrued by or paid to

(i)	any individual serving as Tixfi principal executive officer or acting in a similar capacity during the period ("PEO"), regardless of compensation level;
(ii)
Tixfi's two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and

(iii)
up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Tixfi at the end of the period.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)

Paula Martin, Secretary	2014	0	0	0	0	0	0	0	0

Scott Abraham, President, CEO, CFO, Treasurer	2014	0	0	0	0	0	0	0	0

Currently, none of our officers and/or directors are being compensated for their services during the development stage of our business operations, and are not considered to be employees of the Company.

We have not paid any salaries in 2014, and we do not anticipate paying any salaries at any time in 2014.  We will not begin paying salaries until we have adequate funds to do so.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf.  In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer's responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.  The officers are not considered to be employees.

Compensation of Directors

Our directors have not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended February 28, 2014, there were no other arrangements between us and our directors that resulted in our making payments to our directors for any services provided to us by them as director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Scott Abraham 6517 Palatine N. Seattle, WA 98103	5,000,000	83.68%

Common	Directors and Officers as a Group (1 individual)	5,000,000	83.68%
(1)	The person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.
(2)	Each shareholder owns his or her shares directly.
(3)	Based on 5,975,000 shares issued and outstanding as of August 15 , 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

We received our initial funding of $10,000 through the sale of common stock to our officers and directors.

On January 27, 2014, 2,500,000 shares of Tixfi common stock were issued to Scott Abraham, an officer and director of the Company, at the price of $0.002 per share (a total of $5,000).  On February 19, 2014, 2,500,000 shares of Tixfi common stock were Scott Abraham, an officer and director of the Company, at a price of $0.002 per share (total of $5,000).

The controlling shareholders are our officers and directors, have indicated that they have considered funding continuing operations during the development stage; however there is no written commitment to this effect and as of this filing no funds have been provided.  The Company is dependent upon the continued support. See Exhibit 10.1.

Shareholder loan

From inception of the Company (January 27, 2014) until the unaudited financial statement date of May 31 , 2014, there were no shareholder loans.

Mr. Abraham and Ms. Paula Martin are founders and therefore may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Transactions with Related Persons

One officer and director purchased the following shares:

•	On January 27, 2014, the company issued 2,500,000 shares of common stock to Scott Abraham at $.002 per share for $5,000 cash.
•	On February 19, 2014, the company issued 2,500,000shares of common stock to Scott Abraham at $.002 per share for $5,000 cash.

From inception of the Company (January 27, 2014) through the period ended May 31 , 2014, there have been no additional transactions, or any proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest, that would be required to be disclosed herein pursuant to Items 404(a) and 404(d) of Regulation S-K.

Director Independence

Our Board of Directors has determined that it does not have a member that is "independent" as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company's Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•	Unaudited Interim Financial Statements for the period from inception (January 27, 2014) to May 31, 2014.

•	Audited Financial Statements of the Company for the period of inception (January 27, 2014) to February 28, 2014.

TIXFI INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO CONDENSED INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

For the Period of January 27, 2014 (Date of Inception) to May 31, 2014:

TIXFI INC.
(A Development Stage Company)
Condensed Balance Sheets

	May 31,	February 28,
	2014	2014
	(Unaudited)

ASSETS
Current Assets
Cash	$13,128	$5,000
Inventory	12,958	-
Prepaid expenses	3,575	4,077
Total current assets	29,661	9,077

Total Assets	$29,661	$9,077

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$5,061	$-
Total Liabilities	5,061	-

Stockholders' Equity
Preferred stock,$0.001 par value; 10,000,000 shares authorized;0 shares issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 5,975,000, and 5,000,000 issued and outstanding, respectively	5,975	5,000
Additional paid-in capital	23,525	5,000
Deficit accumulated during the development stage	(4,900)	(923)
Total stockholders' equity	24,600	9,077

Total Liabilities and Stockholders' Equity	$29,661	$9,077

The accompanying notes are an integral part of these condensed financial statements.

TIXFI INC.
(A Development Stage Company)
Condensed Statement of Operations
(Unaudited)

		Cumulative from
	Three Months Ended	Inception
	May 31,	January 27, 2014
	2014	to May 31, 2014

Revenue	$7,399	$7,399
Cost of Goods Sold	6,086	6,086
Gross Margin	1,313	1,313

Operating Expenses
General and administrative	87	87
Professional fees	5,203	6,126
Total Operating Expenses	5,290	6,213

Net Loss	$(3,977)	$(4,900)

Basic and diluted net loss per common share	$(0.00)	$

Basic and diluted weighted-average common shares outstanding	5,305,978

The accompanying notes are an integral part of these condensed financial statements.

TIXFI INC.
(A Development Stage Company)
Condensed Statement of Cash Flows
(Unaudited)

		Cumulated
	Three Months Ended	from Inception
	May 31,	January 27, 2014
	2014	to May 31, 2014

Cash flows from operating activities:
Net loss	$(3,977)	$(4,900)
Adjustments to reconcile net loss to net
cash used in operating activities:
Changes in assets and liabilities:
Inventory	(12,958)	(12,958)
Prepaid expenses	502	(3,575)
Accounts payable and accrued liabilities	5,061	5,061
Net cash used in operating activities	(11,372)	(16,372)

Cash flows from investing activities:
Net cash used in investing activities	-	-

Cash flows from financing activities:
Proceeds from issuance of common stock	19,500	29,500
Net cash provided by financing activities	19,500	29,500

Net increase in cash and cash equivalents	8,128	13,128
Cash and cash equivalents at beginning of period	5,000	-

Cash and cash equivalents at end of period	$13,128	$13,128

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$-

The accompanying notes are an integral part of these condensed financial statements.

TIXFI INC.
(A Development Stage Company)
Notes to the Condensed Financial Statements
From January 27, 2014 (Inception) through May 31, 2014
(Unaudited)

NOTE 1 -                          ORGANIZATION AND DESCRIPTION OF BUSINESS

TIXFI INC. (the "Company") is a Nevada corporation incorporated on January 27, 2014.  It is based in Seattle, WA, USA.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is February 28.

The Company is a development stage company that intends to operate as sports and entertainment ticket broker.   To date, the Company's activities have been limited to the purchase and resale of tickets for concerts, sporting and other entertainment events and the raising of equity capital.

NOTE 2 -                          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is a development stage company as defined by section ASC 915, "Development Stage Entities."  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Basis of Presentation

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. The accompanying interim unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the Company's opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended May 31, 2014 are not necessarily indicative of the results for the full years. While management of the Company believes that the disclosures presented herein are adequate and not misleading, these interim financial statements should be read in conjunction with the audited combined financial statements and the footnotes thereto for the year ended February 28, 2014 filed on Form S1 on June 27, 2014.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $13,128 in cash and cash equivalents as of May 31, 2014.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out ("FIFO") method. We classify inventory into various categories based upon their stage in the product life cycle, future marketing sales plans and disposition process.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures", which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash and accounts payable and accrued liabilities. Pursuant to ASC 820, the fair value of our cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of goods and services in accordance with ASC 605, "Revenue Recognition."  Revenue consists of proceeds and commissions from resale of tickets for concerts, sporting and other entertainment events. Revenue is recognized only when all of the following criteria have been met:
i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided or goods has been delivered;
iii)	The fee is fixed or determinable; and
iv)	Revenue is reasonably assured.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ended May 31, 2014.

Net Loss per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of May 31, 2014.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 -                          GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  During the three months ended May 31, 2014, the Company generated revenue of $7,399 and had a net loss from operations of $3,977.  As of May 31, 2014, the Company has an accumulated deficit of $4,900 since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending February 28, 2015.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – INVENTORY

As at May 31, 2014 and February 28, 2014, the Company had $12,958 and $nil tickets purchased on hand for resale, respectively.

NOTE 5 -   EQUITY

Preferred Stock

The Company has authorized 10,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

There were no preferred shares issued and outstanding as of May 31, 2014.

Common Shares

The Company has authorized 100,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Since inception (January 27, 2014) to May 31, 2014, the company has issued a total of 5,975,000 common shares for $29,500 cash, as follows:

•	On January 27, 2014, the Company issued 2,500,000 shares to an officer and director for $5,000 cash.
•	On February 19, 2014, the Company issued 2,500,000 shares to an officer and director for $5,000 cash.
•	During the three months ended May 31, 2014, the Company issued 975,000 shares to 17 unaffiliated investors for $19,500 cash.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 6 -                          SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on our evaluation no events have occurred that require disclosure.

TIXFI INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO AUDITED FINANCIAL STATEMENTS

For the Period of January 27, 2014 (Date of Inception) to February 28, 2014:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
TIXFI Inc.

We have audited the accompanying balance sheet of TIXFI Inc. ("the Company") as of February 28, 2014 and the related statements of operations, stockholders' equity and cash flows for the year then ended and for the cumulative period from January 27, 2014 (date of inception) through February 28, 2014.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of TIXFI Inc. as of February 28, 2014, and the results of their operations and cash flows for the year then ended and for the cumulative period from January 27, 2014 (date of inception) through February 28, 2014, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had accumulated losses of $923 for the period from inception through February 28, 2014 which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
April 7, 2014

TIXFI INC.
(A Development Stage Company)
Balance Sheet

February 28,
2014

ASSETS
Current Assets
Cash	$5,000
Prepaid expenses	4,077
Total current assets	9,077

Total Assets	$9,077

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$-
Total current liabilities	-

Total Liabilities	-

Stockholders' Equity
Preferred stock,$0.001 par value; 10,000,000 shares authorized;
0 shares issued and outstanding	-
Common stock, $0.001 par value; 100,000,000 shares authorized;
5,000,000 issued and outstanding	5,000
Additional paid-in capital	5,000
Deficit accumulated during the development stage	(923)
Total stockholders' equity	9,077

Total Liabilities and Stockholders' Equity	$9,077

The accompanying notes are an integral part of these audited financial statements.

TIXFI INC.
(A Development Stage Company)
Statement of Operations

January 27, 2014
(Inception) Through
February 28, 2014

Revenue	$-

Operating Expenses
Selling, general and administrative	-
Professional fees	923
Total Operating Expenses	923

Loss from Operations	(923)

Provision for income taxes	-

Net Loss	$(923)

Basic and diluted net loss per common share	$(0.00)

Basic and diluted weighted-average common shares outstanding	3,257,576

The accompanying notes are an integral part of these audited financial statements.

TIXFI INC.
(A Development Stage Company)
Statement of Stockholders' Equity
For the Period of Inception (January 27, 2014) to February 28, 2014

				Deficit
				Acummulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Number of shares	Amount	Capital	Stage	Equity

Balance - January 27, 2014 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash at $0.002 per share	5,000,000	5,000	5,000	-	10,000

Net loss	-	-	-	(923)	(923)
Balances - February 28, 2014	5,000,000	$5,000	$5,000	$(923)	$9,077

The accompanying notes are an integral part of these audited financial statements.

TIXFI INC.
(A Development Stage Company)
Satement of Cash Flows

January 27, 2014
(Inception) Through
February 28, 2014

Cash flows from operating activities:
Net income (loss)	$(923)
Adjustments to reconcile net income (loss) to net
cash provided (used) in operating activities:
Changes in assets and liabilities:
Prepaid expenses	(4,078)
Net cash provided by (used in) operating activities	(5,000)

Cash flows from investing activities:
Net cash used in investing activities	-

Cash flows from financing activities:
Proceeds from issuance of common stock	10,000
Net cash provided by financing activities	10,000

Net increase in cash and cash equivalents	5,000
Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$5,000

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-

The accompanying notes are an integral part of these audited financial statements.

TIXFI INC.
(A Development Stage Company)
Notes to the Audited Financial Statements
From January 27, 2014 (Inception) through February 28, 2014

NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

TIXFI INC. (the "Company") is a Nevada corporation incorporated on January 27, 2014.  It is based in Seattle, WA, USA.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is February 28.

The Company is a development stage company that intends to operate as sports and entertainment ticket broker.   To date, the Company's activities have been limited to its formation and the raising of equity capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is a development stage company as defined by section ASC 915, "Development Stage Entities."  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.
Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $5,000 in cash and cash equivalents as of February 28, 2014.

Net Loss per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures", which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash. Pursuant to ASC 820, the fair value of our cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ended February 28, 2014.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of February 28, 2014.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3 -GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of February 28, 2014, the Company has a net loss from operations of $923, an accumulated deficit of $923 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending February 28, 2015.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - EQUITY

Preferred Stock

The Company has authorized 10,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

There were no preferred shares issued and outstanding as of February 28, 2014.

Common Shares

The Company has authorized 100,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Since inception (January 27, 2014) to February 28, 2014, the company has issued a total of 10,000,000 common shares for $10,000 cash, as follows:

•	On January 27, 2014, the Company issued 2,500,000 shares to an officer and director for $5,000 cash.
•	On February 19, 2014, the Company issued 2,500,000 shares to an officer and director for $5,000 cash.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5 -PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:
February 28, 2014
Income tax expense at statutory rate	$(314)
Change in valuation allowance	314
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

February 28, 2014
NOL Carryover	$314
Valuation allowance	(314)
Net deferred tax asset	$-

Net operating loss carry forwards of $923 begin to expire in 2033. The Internal Revenue Service may audit tax returns for six years from their respective filing date.

NOTE 6 -SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on our evaluation no events have occurred that require disclosure

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal and SEC filing fees	$7,500
Accounting	4,000
Printing of Prospectus	300
Miscellaneous	500

TOTAL	$12,300

Offering expenses will be paid by cash on hand and any shortfall will be loaned by the officers.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On January 27, 2014 and February 19, 2014, respectively, the Company issued 2,500,000 and 2,500,000 shares of common stock to Mr. Abraham for cash at $0.002 per share for a total of $10,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and bear a restrictive legend.  No written agreement was entered into regarding the sale of stock to the Company's founders.

Seventeen (17) unaffiliated private investors purchased during April 2014 and May 2014, 975,000 shares under an offering exempt from registration under the Securities Act of 1933, as provided in Rule 506 of Regulation D as promulgated by the SEC.  This offering met the requirements of Rule 506 in that (a) the Shares were sold to accredited investors or not more than 35 unaccredited investors; (b) the disclosure requirements of Rule 502(b) were met; and (c) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this registration statement filing:

Exhibit No.	Description
3.1	Articles of Incorporation *
3.2	Bylaws *
5	Opinion re: Legality *
10.1	Informal Agreement with Officers
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (See Exhibit 5) *
99.1	Subscription Agreement *

*Previously filed as exhibits to the Company's Registration statement on Form S-1, on June 27, 2014, File Number 333-197094 and incorporated herein.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.          Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.         Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.        The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.         This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, Washington on August 25 , 2014

 TIXFI INC., Registrant

/s/ Scott Abraham        __________
Scott Abraham
President (Principal Executive
Officer), Chief Financial Officer
(Principal Accounting Officer),
Treasurer, and Member of the Board of Directors

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Scott Abraham	Date: August 25 , 2014
Scott Abraham
President (principal executive officer), Chief Financial Officer (principal accounting officer), Treasurer and Member of the Board of Directors

/s/ Paula Martin ______	Date: August 25 , 2014
Pamala Martin
Secretary and Member of the Board of Directors